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                                     EXHIBIT
                                 ITEM 23 (J)(1)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis Series, Inc.

We consent to the use of our report dated February 5, 1999 incorporated by reference in this Registration Statement of Davis Series, Inc. and to the references to our firm under the headings "Financial Highlights" in the Prospectuses for Class A, Class B and Class C and for Class Y and "Auditors" in the Statement of Additional Information.




                                            /s/ KPMG, LLP


Denver, Colorado
April 26, 1999